Ex.) 28(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm”, “Tax Services” and “Financial Statements” in the Statement of Additional Information, included in Post-Effective Amendment No. 149 to the Registration Statement (Form N-1A, No. 33-19229) of SSGA Funds.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated October 30, 2015, with respect to the financial statements of SSGA Money Market Fund, SSGA U.S. Government Money Market Fund, SSGA U.S. Treasury Money Market Fund, SSGA Prime Money Market Fund, SSGA High Yield Bond Fund, SSGA Dynamic Small Cap Fund, SSGA Enhanced Small Cap Fund, SSGA Clarion Real Estate Fund, SSGA S&P 500 Index Fund and SSGA International Stock Selection Fund (eleven of the portfolios comprising SSGA Funds), included in the respective August 31, 2015 Annual Reports of SSGA Funds.

/s/ Ernst & Young

Boston, Massachusetts

December 16, 2015